Exhibit 3(rr)

State of Delaware

Office of the Secretary of State

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF “STRATOS OFFHSORE SERVICES COMPANY”, FILED IN THIS OFFICE ON THE TWENTY-FOURTH DAY OF NOVEMBER, A.D. 1999, AT 9 O’CLOCK A.M.
     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

/s/ Edward J. Freel
Edward J. Freel, Secretary of State
3131551 8100	AUTHENTICATION: 0103318

991504035	DATE: 11-24-99

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 11/24/1999
991504035 — 3131551
CERTIFICATE OF INCORPORATION
OF
STRATOS OFFSHORE SERVICES COMPANY
     FIRST: The name of the corporation is Stratos Offshore Services Company (the “Corporation”).
     SECOND: The address of the registered office of the Corporation in the State of Delaware is 1013 Centre Road, New Castle County, Wilmington, Delaware 19805-1297. The name of the Corporation’s registered agent at such address is Corporation Service Company.
     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the General Corporation Law of the State of Delaware.
     FOURTH: The total number of shares of stock which the Corporation shall have, authority to issue is One Thousand (1,000) shares, par value of $0.01 per share, All such shares shall be of one class and shall be designated Common Stock.
     FIFTH: The name and mailing address of the sole incorporator of the Corporation is as follows:
Alfred M. Marnlet, Esq.
Steptoe & Johnson LLP
1330 Connecticut Avenue, N.W.
Washington, D.C. 20036
     SIXTH: The powers of the incorporator shall terminate upon the filing of this Certificate of Incorporation, and the following persons are to serve as directors until the first annual meeting of stockholders or until their successors are elected and qualify are:
F. Derek Woods
George E. Kilguss
Neil Philips
     SEVENTH: The business, property and affairs of the Corporation shall be managed or under the direction of the Board of Directors. Elections of directors need not be by written ballot unless the Bylaws of the Corporation so provide. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors of the Corporation is expressly authorized and empowered:
          (a) to make, alter or repeal the Bylaws of the Corporation, subject to the power of the stockholders of the Corporation to alter or repeal any Bylaw made by the Board of Directors;

          (b) subject to the laws of the State of Delaware, from time to time to sell, lease or otherwise dispose of any part or parts of the properties of the Corporation and to cease to conduct the business connected therewith or again to resume the same, as the Board of Directors may deem best; and
          (c) in addition to the powers and authorities hereinbefore and by the laws of the State of Delaware conferred upon the Board of Directors, to exercise all such power and to do all such acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the provisions of said laws, of the Certificate of Incorporation of the Corporation as from time to time amended, and of its Bylaws.
     EIGHTH: The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provisions contained in this Certificate of Incorporation in the manner now or hereafter prescribed by the laws of the State of Delaware and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article.
     NINTH: No person shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided, however, that the foregoing shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of the State of Delaware is hereafter amended to authorize corporate action further limiting or eliminating the personal liability of directors, then the liability of the directors of the Corporation shall be limited or eliminated to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended from time to time.
     IN WITNESS WHEREOF, the undersigned, being the sole incorporator hereinabove named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this Certificate, hereby declaring, certifying and acknowledging that the facts herein stated are true and that this Certificate is his act and deed, and accordingly have hereunto set his hand, this 23rd day of November, 1999.

/s/ Alfred M. Mamlet, Esq.

Alfred M. Mamlet, Esq.
Incorporator

State of Delaware

Office of the Secretary of State

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF “STRATOS OFFSHORE SERVICES COMPANY”, FILED IN THIS OFFICE ON THE TWENTY-FOURTH DAY OF NOVEMBER, A.D. 1999, AT 9 O’CLOCK A.M.
     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

/s/ Edward J. Freel
Edward J. Freel, Secretary of State
3131551 8100	AUTHENTICATION: 0103318

991504035	DATE : 11-24-99

CERTIFICATE OF INCORPORATION
OF
STRATOS OFFSHORE SERVICES COMPANY
     FIRST: The name of the corporation is Stratos Offshore Services Company (the “Corporation”).
     SECOND: The address of the registered office of the Corporation in the State of Delaware is 1013 Centre Road, New Castle County, Wilmington, Delaware 19805-1297. The name of the Corporation’s registered agent at such address is Corporation Service Company.
     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the General Corporation Law of the State of Delaware.
     FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is One Thousand (1,000) shares, par value of $0.01 per share. All such shares shall be of one class and shall be designated Common Stock.
     FIFTH: The name and mailing address of the sole incorporator of the Corporation is as follows:
Alfred M. Marnlet, Esq.
Steptoe & Johnson LLP
1330 Connecticut Avenue, N.W.
Washington, D.C. 20036
     SIXTH: The powers of the incorporator shall terminate upon the filing of this Certificate of Incorporation, and the following persons are to serve as directors until the first annual meeting of stockholders or until their successors are elected and qualify are:
F. Derek Woods
George E. Kilguss
Neil Phillips
     SEVENTH: The business, property and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. Elections of directors need not be by written ballot unless the Bylaws of the Corporation so provide. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors of the Corporation is expressly authorized and empowered:
          (a) to make, alter or repeal the Bylaws of the Corporation, subject to the power of the stockholders of the Corporation to alter or repeal any Bylaw made by the Board of Directors;

          (b) subject to the laws of the State of Delaware, from time to time to sell, lease or otherwise dispose of any part or parts of the properties of the Corporation and to cease to conduct the business connected therewith or again to resume the same, as the Board of Directors may deem best; and
          (c) in addition to the powers and authorities hereinbefore and by the laws of the State of Delaware conferred upon the Board of Directors, to exercise all such powers and to do all such acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the provisions of said laws, of the Certificate of Incorporation of the Corporation as from time to time amended, and of its Bylaws.
     EIGHTH: The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provisions contained in this Certificate of Incorporation in the manner now or hereafter prescribed by the laws of the State of Delaware and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article.
     NINTH: No person shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that the foregoing shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of the State of Delaware is hereafter amended to authorize corporate action further limiting or eliminating the personal liability of directors, then the liability of the directors of the Corporation shall be limited or eliminated to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended from time to time.
     IN WITNESS WHEREOF, the undersigned, being the sole incorporator hereinabove named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this Certificate, hereby declaring, certifying and acknowledging that the facts herein stated are true and that this Certificate is his act and deed, and accordingly have hereunto set his hand, this 23rd day of November, 1999.

/s/ Alfred M. Mamlet, Esq.

Alfred M. Mamlet, Esq.
Incorporator